SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): July 6, 2004

                              Scantek Medical, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                     000-27592              84-1090126
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(State or other jurisdiction            (Commission           (IRS Employer
       of incorporation)                File Number)        Identification No.)

                  4B WING DRIVE, CEDAR KNOLLS, NEW JERSEY 07927
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (973) 401-0434
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         (Former name or former address, if changed since last report.)


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Item 5. Other Events and Regulation FD Disclosure.

      Scantek Medical, Inc. ("Scantek") has announced in a press release dated July 6, 2004 that it has entered into another contract in Brazil for the purchase of its BreastCareTM/BreastAlertTM Differential Temperature Sensor product ("BreastCareTM") and that it has shipped its first order of BreastCareTM to Instituto Cultural Do Trabalho ("Instituto Cultural").

     On December 5, 2003, Scantek entered into a contract with Instituto Cultural for the purchase of an aggregate of 240,000 units of BreastCareTM which purchases would be made over a 12 month period in an amount of 20,000 units of BreastCare/TM/ per month. On May 6, 2004, Scantek made the first of its monthly shipments to Instituto Cultural pursuant to the terms of the contract. The shipment contained in excess of 35,000 units of BreastCare(TM) for an aggregate selling price in excess of $500,000.

      On May 25, 2004, Scantek entered into a contract with Comercial Marimex LTDA ("Comercial Marimex") for the purchase of 300,000 units of BreastCareTM. The aggregate selling price for such units will be in excess of US$3,300,000.

      Pursuant to the terms of the contract, Comercial Marimex has agreed to purchase 25,000 units of BreastCareTM per month for 12 months. Scantek anticipates that monthly shipments will commence no later than the middle of September 2004. Scantek also anticipates that it will receive each monthly payment no later than 120 days after each shipment is received.

Item-7. Exhibit-Index.

Exhibit 1 - Scantek press release dated July 6, 2004.



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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Scantek Medical, Inc.
                                                a Delaware corporation

Date: July 22, 2004                             By: /s/ Zsigmond L. Sagi
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                                                    Dr. Zsigmond Sagi, President




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